Exhibit 10.46

AMENDMENT NO. 1 TO

SECURITIES PURCHASE AGREEMENT

AND REGISTRATION RIGHTS AGREEMENT

By and Among

Authentidate Holding Corp.

and certain of the

Purchasers to the Securities Purchase Agreement

dated as of May 29, 2015

This Amendment No. 1 to the Securities Purchase Agreement, and Registration Rights Agreement is effective as of the 7th day of July 2015 (the “Amendment Agreement”), and is made by and among Authentidate Holding Corp., a Delaware corporation (the “Company”) and those persons and entities executing the signature pages to this Amendment Agreement (the “Purchasers”).

W I T N E S S E T H:

WHEREAS, the Company, the Purchasers and certain other entities are parties to that certain Securities Purchase Agreement, dated as of May 29, 2015 (the “Purchase Agreement”) and that certain Registration Rights Agreement dated as of May 29, 2015 (“RRA”) ;

WHEREAS, the Purchasers and other signatories to the Purchase Agreement have purchased an aggregate principal amount of $900,000 of Securities (as defined in the Purchase Agreement) pursuant to the Purchase Agreement; and

WHEREAS, Section 5.6 of the Purchase Agreement provides that the Purchase Agreement may be amended upon the written consent of the Company and the Purchasers holding a Majority in Interest (as defined therein) of the Debentures and Warrants issued pursuant to the Purchase Agreement;

WHEREAS, Section 6(c) of the RRA provides that the RRA may be amended upon the written consent of the Company and the Holders (as defined in the RRA) of 51% or more of the Registrable Securities (as defined in the RRA); and

WHEREAS, in connection with the consummation of the transactions contemplated in the Purchase Agreement, the Company and Purchasers desire to amend the Purchase Agreement and the RRA as provided for herein;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto do hereby agree as follows:

1. Definitions. As used herein, terms not otherwise defined in this Amendment Agreement shall have the meaning ascribed to such terms as set forth in the Purchase Agreement or the RRA, as the case may be.

2. Amendments.

(a) Section 4.13 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

4.13 Shareholder Approval. Solely in the event that the Company determines that it is required in order to permit the full conversion of the Debentures (including in connection with the payment of interest thereon) or the full exercise of the Warrants issued pursuant to this Agreement into shares of Common Stock in accordance with applicable listing rules of the Principal Market (the “Shareholder Approval”), the Company shall hold a special meeting of shareholders (which may also be at the annual meeting of shareholders) as soon as reasonably practicable, but in no event later than November 10, 2015, for the purpose of obtaining Shareholder Approval, with the recommendation of the Company’s Board of Directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. If the Company does not obtain Shareholder Approval at the first special meeting, the Company shall call a meeting every three months thereafter to seek Shareholder Approval until the earlier of the date Shareholder Approval is obtained or the Debentures are no longer outstanding. Each Purchaser further agrees that it shall not be entitled to vote the shares of Common Stock of the Company issuable to it pursuant to the terms of this Agreement, including pursuant to the conversion of the Debentures or exercise of any Warrants, at any meeting of the Company’s stockholders convened to vote on a proposal to enable the Company to issue the Underlying Shares in excess of 19.99% of the issued and outstanding Common Stock of the Company.

(b) The definition of Filing Date in the RRA is hereby amended and restated in its entirety to read as follows:

“Filing Date” means, (i) with respect to the Initial Registration Statement required hereunder, the 20th calendar day following the date on which the Company files its Annual Report on Form 10-K for the fiscal year ended June 30, 2015; and, (ii) with respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.

3. Effect. Except as modified by this Amendment Agreement, all other terms and conditions of the Purchase Agreement and RRA remain in full force and effect. As of the effective date of this Amendment Agreement, (i) the applicable portions of this Amendment Agreement shall be a part of the Purchase Agreement and RRA, as the case may be, each as amended hereby, and (ii) each reference in the Purchase Agreement, the RRA or any of the Transaction Documents to “the Purchase Agreement” or “the Registration Rights Agreement”, shall mean and be a reference to the Purchase Agreement or RRA, as the case may be, each as amended hereby.

4. Miscellaneous.

(a) This Amendment Agreement shall be governed by and construed in accordance with the laws of the state of New York without reference to principles of conflicts of law.

(b) Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment Agreement. This Amendment Agreement may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Executed counterparts may be delivered via facsimile or other means of electronic transmission.

(c) Each Purchaser executing this Amendment Agreement hereby represents that it is the owner of the Debentures and Warrants issued to it pursuant to the Purchase Agreement and that neither such Debentures nor such Warrants have been assigned, pledged or otherwise transferred. Each Purchaser agrees that this Amendment Agreement shall be affixed by it to the Purchase Agreement and RRA and become a part thereof.

(d) This Amendment Agreement contains the entire agreement and understanding of the parties with respect to its subject matter and supersedes all prior arrangements and understandings between the parties, written or oral, with respect to its subject matter. This Amendment Agreement may not be amended or modified except in writing signed by each of the parties to this Amendment Agreement. The observance of any term of this Amendment Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party or parties waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the rights at a later time to enforce the same. No waivers of or exceptions to any term, condition, or provision of this Amendment Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition, or provision. This Amendment Agreement shall be binding upon and shall inure to the benefit of and be binding upon all parties to the Purchase Agreement and the RRA and their respective successors and assigns.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed or caused this Amendment Agreement to be executed by their signature by their duly authorized officers as of the date first written above.

Authentidate Holding Corp.

By:
Name: Ian C. Bonnet
Title: President and Chief Executive Officer

Purchaser:

By:
Name:
Title:

Principal Amount of Debentures: $
Total Number of Warrants:

4